EXHIBIT 21

                          SUBSIDIARIES OF FINDWHAT.COM

NAME                                        JURISDICTION OF INCORPORATION
----                                        -----------------------------
BeFirst Internet Corporation                       Delaware
FindWhat.com, Inc.                                 Delaware
Haley Acquisition Corp.                            Delaware
Miva Corporation                                   California
Who Merger Corp.                                   Delaware